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                       IRVINE APARTMENT COMMUNITIES, INC.
                        CONSENT OF INDEPENDENT AUDITORS

                                  Exhibit 23.1

We consent to the use of our report dated February 1, 1999 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, Inc., included in this Annual Report on Form 10-K/A of Irvine Apartment Communities, Inc.

We also consent to the incorporation by reference of our report dated February 1, 1999 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, Inc., in the Registration Statement (Form S-8) pertaining to the Irvine Apartment Communities, Inc. 1993 Stock Option Plan for Directors, in the Registration Statement (Form S-8) pertaining to the Irvine Apartment Communities, Inc. 1993 Long-Term Stock Incentive Plan, in the Registration Statement (Form S-8) pertaining to the Irvine Apartment Communities, Inc. 1996 Long-Term Stock Incentive Plan, in the Registration Statement (Form S-3) pertaining to the Irvine Apartment Communities, Inc. Dividend Reinvestment and Additional Cash Investment Plan, and in the Registration Statement (Form S-3) of Irvine Apartment Communities, Inc. pertaining to the registration of $350,000,000 of Debt Securities, Preferred Stock, Common Stock and Warrants.



/s/ ERNST & YOUNG LLP


Newport Beach, California
April 30, 1999